Exhibit 10.2.3

EXECUTION

AMENDMENT NUMBER THREE

to the

MASTER REPURCHASE AGREEMENT

Dated as of June 3, 2020,
among

HOME POINT FINANCIAL CORPORATION,
MORGAN STANLEY BANK. N.A.,

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

This AMENDMENT NUMBER THREE (this “Amendment”) is made this twenty-third day of December, 2020 and effective as of January 5, 2021, among HOME POINT FINANCIAL CORPORATION, a New Jersey corporation, as seller (“Home Point”), MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”) and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as agent for the Buyer (“Agent”), to the Master Repurchase Agreement, dated as of June 3, 2020, as amended by that certain Amendment Number One to the Master Repurchase Agreement, dated as of August 14, 2020, and by that certain Amendment Number Two to the Master Repurchase Agreement, dated as of November 18, 2020 (as amended, modified or supplemented from time to time, the “Agreement”), among Seller, Buyer and Agent, as such agreement may be further amended from time to time. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller, Buyer and Agent have agreed to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof and January 5, 2021, Seller represents to Buyer and Agent that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.     Amendment. The Agreement is hereby amended as follows:

Section 1.01       Section 1.01 of the Agreement is hereby amended by deleting the definitions of “Applicable Index,” “Conforming Changes,” “Determination Date,” “Index Rate,” “Index Transition,” “Index Transition Date,” “Index Transition Notice,” “Interest Determination,” “Interest Period,” “ISDA,” “ISDA Definitions,” “ISDA Fallback Adjustment,” “ISDA Fallback Rate,” “Market Practice,” “Rate Adjustment” and “Replacement Index.”

Section 1.02        Section 1.01 of the Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Index, any tenor for such Index or payment period for interest calculated with reference to such Index, as applicable, that is or may be used for determining the length of a Calculation Period pursuant to this Repurchase Agreement as of such date.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Buyer (or the Agent on behalf of the Buyer) in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if the Buyer (or the Agent on behalf of the Buyer) decides that any such convention is not administratively feasible, then the Buyer (or the Agent on behalf of the Buyer) may establish another convention in its reasonable discretion.

“Early Opt-in Election” shall mean, if the then-current Index is LIBOR Rate, the occurrence of the joint election by the Buyer (or the Agent on behalf of the Buyer) and the Seller to trigger a fallback from LIBOR Rate.

“Floor” shall mean, for any transaction under this Repurchase Agreement, the Index rate floor (which may be zero), if any, provided for in this Repurchase Agreement with respect to LIBOR Rate as determined for such transaction.

“Index Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Buyer (or the Agent on behalf of the Buyer) on the applicable Index Replacement Date:

(1)        the sum of: (a) Term SOFR and (b) the Index Replacement Adjustment with respect thereto;

(2)        the sum of: (a) either (i) Compounded SOFR or (ii) Daily Simple SOFR, as selected by the Buyer (or the Agent on behalf of the Buyer) to be the then-prevailing market convention for determining an Index rate as a replacement for the then-current Index for the applicable loan market and (b) the applicable Index Replacement Adjustment;

(3)        the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Index for the applicable Corresponding Tenor and (b) the Index Replacement Adjustment; or

(4)        the sum of: (a) the alternate rate of interest that has been selected by the Buyer (or the Agent on behalf of the Buyer) as the replacement for the then-current Index for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Index for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time and (b) the Index Replacement Adjustment;

provided that, in the case of clause (1) of this definition, such Unadjusted Index Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Buyer (or the Agent on behalf of the Buyer) in its reasonable discretion.

If at any time the Index Replacement as determined pursuant to clause (1), (2), (3) or (4) of this definition would be less than the Floor, the Index Replacement will be deemed to be the Floor for the purposes of this Repurchase Agreement.

“Index Replacement Adjustment” shall mean the first alternative set forth in the order below that can be determined by the Buyer (or the Agent on behalf of the Buyer) as of the Index Replacement Date:

(1)         the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Index Replacement; or

(2)         the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Buyer (or the Agent on behalf of the Buyer) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Index with the applicable Unadjusted Index Replacement for U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.

“Index Replacement Conforming Changes” shall mean, with respect to any Index Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Calculation Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Buyer (or the Agent on behalf of the Buyer) decides may be appropriate to reflect the adoption and implementation of such Index Replacement and to permit the administration thereof by the Buyer (or the Agent on behalf of the Buyer) in a manner substantially consistent with market practice (or, if the Buyer (or the Agent on behalf of the Buyer) decides that adoption of any portion of such market practice is not administratively feasible or if the Buyer (or the Agent on behalf of the Buyer) determines that no market practice for the administration of such Index Replacement exists, in such other manner of administration as the Buyer (or the Agent on behalf of the Buyer) determines is reasonably necessary in connection with the administration of this Repurchase Agreement).

“Index Replacement Date” means the earliest to occur of the following events with respect to the then-current Index:

(1)         in the case of clause (1) or (2) of the definition of “Index Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and

(b) the date on which the administrator of such Index (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Index (or such component thereof);

(2)         in the case of clause (3) of the definition of “Index Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)         in the case of an Early Opt-in Election, the 5th (fifth) Business Day after the date of the joint election by the Buyer (or the Agent on behalf of the Buyer) and the Seller to trigger a fallback from LIBOR Rate.

For the avoidance of doubt, (i) if the event giving rise to the Index Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Index Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Index Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Index upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Index (or the published component used in the calculation thereof).

“Reference Time” shall mean, with respect to any setting of the then-current Index, (1) if such Index is the LIBOR Rate, 11:00 a.m. (London time) on the day of such setting, and (2) if such Index is not the LIBOR Rate, the time determined by the Buyer (or the Agent on behalf of the Buyer) in accordance with the Index Replacement Conforming Changes.

“Third Amendment Effective Date” shall mean January 5, 2021.

“Unadjusted Index Replacement” shall mean the applicable Index Replacement excluding the Index Replacement Adjustment with respect thereto.

Section 1.03       Section 1.01 of the Agreement is hereby amended by amending and restating the definition of “Compounded SOFR,” “Index,” “Index Transition Event,” “Relevant Government Body,” “SOFR,” “Term SOFR” and “Termination Date” each in their entirety as follows:

“Compounded SOFR” shall mean the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Calculation Period or compounded in advance) being established by the Buyer (or the Agent on behalf of the Buyer) in accordance with:

(1)         the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)         if, and to the extent that, the Buyer (or the Agent on behalf of the Buyer) determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Buyer (or the Agent on behalf of the Buyer) giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.

“Index” shall mean, initially, LIBOR Rate; provided that, if an Index Transition Event or, as the case may be, an Early Opt-in Election and the Index Replacement Date with respect thereto have occurred with respect to LIBOR Rate or the then-current Index, then “Index” means the applicable Index Replacement.

“Index Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Index:

(1)         a public statement or publication of information by or on behalf of the administrator of such Index (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Index (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Index (or such component thereof);

(2)         a public statement or publication of information by the regulatory supervisor for the administrator of such Index (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Index (or such component), a resolution authority with jurisdiction over the administrator for such Index (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Index (or such component), which states that the administrator of such Index (or such component) has ceased or will cease to provide all Available Tenors of such Index (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Index (or such component thereof); or

(3)           a public statement or publication of information by the regulatory supervisor for the administrator of such Index (or the published component used in the calculation thereof) announcing that all Available Tenors of such Index (or such component thereof) are no longer representative.

For the avoidance of doubt, an “Index Transition Event” will be deemed to have occurred with respect to any Index if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Index (or the published component used in the calculation thereof).

“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” shall mean, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the Index (or a successor administrator) on the Federal Reserve Bank of New York’s website.

“Term SOFR” shall mean, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Date” shall mean the earliest of (i) January 4, 2022, or (ii) such earlier date on which this Repurchase Agreement shall terminate in accordance with the provisions hereof or by operation of law.

Section 1.04          Section 2.06 of the Agreement is hereby amended and restated in its entirety as follows:

2.06 Conversion of Applicable Interest Rates.

(a)           Index Replacement. Notwithstanding anything to the contrary herein or in any other Repurchase Document, if:

(i)        (A) an Index Transition Event or, as the case may be, an Early Opt-in Election and (B) an Index Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Index, then such Index Replacement will replace the then-current Index for all purposes under this Repurchase Agreement and under any other Repurchase Document in respect of such Index setting and subsequent Index settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Repurchase Agreement or any other Repurchase Document, or

(ii)           (A) an Index Transition Event or, as the case may be, an Early Opt-in Election and the Index Replacement Date with respect thereto has already occurred prior to the Reference Time for any setting of the then-current Index and as a result the then- current Index is being determined in accordance with clauses (2), (3) or (4) of the definition of “Index Replacement”; and

(B) the Buyer (or the Agent on behalf of Buyer) subsequently determines, that (w) Term SOFR and an Index Replacement Adjustment with respect thereto is or has becomes available and the Index Replacement Date with respect thereto has occurred, (x) there is currently a market for U.S. dollar- denominated transactions utilizing Term SOFR as an Index and for determining the Index Replacement Adjustment with respect thereto, (y) Term SOFR is being recommended as the Index for U.S. dollar-denominated syndicated credit facilities by the Relevant Governmental Body and (z) in any event, Term SOFR, the Index Replacement Adjustment with respect thereto and the application thereof is administratively feasible for the Buyer (or the Agent on behalf of Buyer) (as determined by the Buyer (or the Agent on behalf of Buyer)), then clause (1) of the definition of “Index Replacement” shall, without requiring any amendment to, or requiring any further action by or consent of any other party to, this Repurchase Agreement or any other Repurchase Document, replace such then-current Index for all purposes hereunder and under any other Repurchase Document in respect of such Index setting and subsequent Index settings on and from the beginning of the next Calculation Period or, as the case may be, Available Tenor so long as the Buyer (or the Agent on behalf of the Buyer) notifies all the parties hereto prior to the commencement of such next Calculation Period or, as the case may be, Available Tenor.

(b)          Index Replacement Conforming Changes. In connection with the implementation of an Index Replacement, the Buyer (or the Agent on behalf of the Buyer) will have the right to make Index Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Index Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Repurchase Agreement or any other Repurchase Document.

(c)          Notices; Standards for Decisions and Determinations. The Buyer (or the Agent on behalf of the Buyer) will promptly notify all the parties hereto of (i) any occurrence of (A) an Index Transition Event or, as the case may be, an Early Opt-in Election and (B) the Index Replacement Date with respect thereto, (ii) the implementation of any Index Replacement, and (iii) the effectiveness of any Index Replacement Conforming Changes.

Any determination, decision or election that may be made by the Buyer (or the Agent on behalf of the Buyer) pursuant to this Section 2.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall also be made by the Buyer (or the Agent on behalf of the Buyer) with respect to other repurchase facilities with similarly situated counterparties and with substantially similar assets subject thereto and shall be conclusive and binding absent manifest error and may be made in the Buyer’s (or the Agent’s on behalf of the Buyer) sole discretion and without consent from any other party to this Repurchase Agreement or any other Repurchase Document.

Section 1.05        Section 3.03 is hereby deleted in its entirety and replaced as follows:

The Seller agrees to pay the Commitment Fee to the Buyer, such payment to be made in Dollars in immediately available funds, without deduction, set off or counterclaim, to Buyer as provided in the Pricing Side Letter. The Seller also hereby agrees to pay to the Buyer any other fees provided in the Pricing Side Letter as specified therein. Each of such fees shall be deemed to be fully earned and non- refundable when paid; provided, that notwithstanding the foregoing or anything else to the contrary here, to the extent that the Buyer elects not to enter into any Transaction in respect of the Committed Amount solely due to the occurrence of one of the events described in Section 5.02(k), Section 5.02(p) or Section 8(p) the Buyer shall promptly refund to the Seller a pro-rated portion of the Committed Amount for the period from the date of such election through the Termination Date. Notwithstanding anything to the contrary in this Section 3.03, any portion of the Commitment Fee that was paid prior to the Third Amendment Effective Date, but not yet recognized as of the Third Amendment Effective Date (the “Applicable Commitment Fee”), will be deemed to be credited to the account of Sellers and such amount shall then be immediately applied by Buyer in payment of such Applicable Commitment Fee on the Third Amendment Effective Date. Such payment shall not be made available in cash but shall be effected by way of book-entry by Buyer in full and final payment of such Applicable Commitment Fee. Once deemed to be credited pursuant to this paragraph, the parties hereto agree that such Applicable Commitment Fee shall have been fully earned as of the Third Amendment Effective Date.

Section 1.06        Section 7.17 of the Agreement is hereby amended by (i) deleting the text “fifth Business Day” and (ii) replacing such text with “tenth (10th) calendar day”.

SECTION 2.     Effective Date. This Amendment shall become effective as of the date (the “Amendment Effective Date”) that the Agent shall have received counterparts hereof duly executed by each of the parties hereto.

SECTION 3.    Fees and Expenses. Seller agrees to pay to Buyer and Agent all reasonable out-of-pocket costs and expenses incurred by Buyer or Agent in connection with this Amendment (including all reasonable fees and out-of-pocket costs and expenses of Buyer’s or Agent’s legal counsel) in accordance with Section 14.04 and 14.06 of the Agreement.

SECTION 4.    Representations. Seller hereby represents to Buyer and Agent that as of the date hereof and January 5, 2021, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

SECTION 5.    Binding Effect; Governing Law. THIS AMENDMENT SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6.     Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

SECTION 7.     Limited Effect. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby. The parties hereto have entered into this Amendment solely to amend the terms of the Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or any other party under or in connection with the Agreement or any of the other Transaction Documents. It is the intention and agreement of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the parties under the Agreement are preserved, (ii) the liens and security interests granted under the Agreement continue in full force and effect, and (iii) any reference to the Agreement in any such Transaction Documents shall be deemed to reference to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, Sellers, Buyer and Agent have caused this Amendment to be executed and delivered by their duly authorized officers as of the date set forth above.

HOME POINT FINANCIAL CORPORATION, as Seller

By:	/s/ Joseph Ruhlin
Name: Joseph Ruhlin
Title: Senior Managing Director - Treasurer

MORGAN STANLEY BANK, N.A., as Buyer

By:
Name:
Title:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, as Agent

By:
Name:
Title:

[Signature page to Amendment No. 3 to MRA]

IN WITNESS WHEREOF, Sellers, Buyer and Agent have caused this Amendment to be executed and delivered by their duly authorized officers as of the date set forth above.

HOME POINT FINANCIAL CORPORATION, as Seller

By:
Name:
Title:

MORGAN STANLEY BANK, N.A., as Buyer

By:	/s/ Christopher Schmidt
Name: Christopher Schmidt
Title: Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, as Agent

By:	/s/ Michael Calandra
Name: Michael Calandra
Title: Authorized Signatory

[Signature page to Amendment No. 3 to MRA]